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                                        Exhibit 99.4



WESTINGHOUSE ELECTRIC CORPORATION
SPECIAL ITEMS INCLUDED IN RESULTS OF OPERATIONS
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
(in millions except per share amounts) (unaudited)
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
                                                         THREE MONTHS ENDED                            NINE MONTHS ENDED
                                                            SEPT 30, 1996                                SEPT 30, 1996

                                                 PRE-TAX     AFTER-TAX    PER-SHARE          PRE-TAX    AFTER-TAX      PER-SHARE
                                                  AMOUNT        AMOUNT       IMPACT           AMOUNT       AMOUNT         IMPACT
                                                  ------        ------       ------           ------       ------         ------
CONTINUING OPERATIONS:
Operating Profit:
   Restructuring                                    --                                       $   (48)
   Litigation matters                               --                                           (28)
                                                   -----                                     -------

        Total impact on operating profit            --             --                            (76)     $   (58)

        Total impact on other income & exp          --             --                            --           --
                                                   -----         -----                       -------      -------


        Total impact on Continuing Operations       --             --           --             $ (76)       $ (58)       $ (0.13)
                                                   =====         =====        =====          =======      =======        =======


DISCONTINUED OPERATIONS:
   WELCO special items:
         Restructuring                              --                                       $   (75)
         Litigation matters                         --                                          (458)
         Impairment of assets                       --                                           (15)
         Environmental remediation activities       --                                          (175)
         Other matters                              --                                           (30)
         Loss on assets held for sale               --                                          (152)
                                                   -----                                     -------
             Total WELCO special items              --             --           --             $(905)       $(588)       $ (1.33)
                                                   =====         =====        =====          =======        ======       =======
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